UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report: March 25, 2014
Date of earliest event reported: March 21, 2014

EURAMAX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-05978 (Commission File Number)	58-2502320 (I.R.S. Employer Identification Number)
303 Research Drive, Suite 400 Norcross, GA 30092 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:                 (770) 449-7066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 21, 2014, Euramax Holding, Inc. (“Euramax” or the "Company") entered into a Fifth Amendment to the Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement (the "ABL Credit Facility"). The ABL Credit Facility was amended to, among other items, (i) reduce the applicable margin rate for LIBOR borrowings from a range of 2.00% - 2.75% to 1.75% - 2.25% and reduce the applicable margin rate for base rate borrowings from a range of 1.00% - 1.75% to 1.0% - 1.25%, in each case, based on average excess availability rather than corporate credit ratings of the Company, (ii) reduce the minimum excess availability threshold to $1.0 million, (iii) reduce the fixed charge coverage ratio from 1.15 to 1.00, (iv) suspend the testing of the fixed charge coverage ratio during the occurrence of a Seasonal Overadvance B or Seasonal Overadvance C (in each case as defined below), (v) suspend the testing of the minimum consolidated EBITDA test except during the occurrence of a Seasonal Overadvance B or Seasonal Overadvance C, and (vi) provide for the three mutually exclusive overadvance facilities as described below:

"Seasonal Overadvance A", in the amount of $15.0 million, is available to the Company from February 1 of each year through May 31 of each such year, subject to the Company's demonstrating compliance with the fixed charge coverage ratio of 1.00, payment of a fee in the amount of 0.20% of the amount of such facility (the "Seasonal Overadvance Fee") and other customary conditions.
"Seasonal Overadvance B", in the amount of $9.0 million, is available to the Company from February 1 of each year through November 30 of each such year, subject to the Company's demonstrating compliance with a U.S. fixed charge coverage ratio of 1.00, payment of the Seasonal Overadvance Fee (except to the extent already paid during such calendar year), maintenance of a U.S. fixed charge coverage ratio of 1.00 and other customary conditions.
"Seasonal Overadvance C", in the amount of $6.0 million, is available to the Company from February 1 of each year through August 22 of each such year, subject to the payment of the Seasonal Overadvance Fee (except to the extent already paid during such calendar year), maintenance of a minimum consolidated EBITDA over the trailing twelve months of $52.0 million ($50.0 million for fiscal 2014) and other customary conditions.
The description of the Fifth Amendment to the ABL Credit Facility set forth above is not complete and is qualified entirely by reference to the full text of the Fifth Amendment to the ABL Credit Facility filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 above and is incorporated by reference.
Item 8.01 Other Events.
On March 25, 2014, Euramax issued a press release announcing the execution of the amendment to the ABL Credit Facility. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Fifth Amendment to the Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement, dated March 21, 2014, by and among Euramax International, Inc., as borrower, Euramax Holdings, Inc. and Amerimax Richmond Company as guarantors, Regions Bank, as Collateral and Administrative Agent and Regions Business Capital, as Sole Lead Arranger and Bookrunner

99.1	Press Release of Euramax Holdings, Inc. dated March 25, 2014, announcing the amendment to Euramax Holdings, Inc.'s ABL Credit Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 25, 2014

EURAMAX HOLDINGS, INC.

By:	/s/ Mary S. Cullin
Name: Mary S. Cullin
Title: Senior Vice President, Chief Financial Officer and Treasurer.

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fifth Amendment to the Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement, dated March 21, 2014, by and among Euramax International, Inc., as borrower, Euramax Holdings, Inc. and Amerimax Richmond Company as guarantors, Regions Bank, as Collateral and Administrative Agent and Regions Business Capital, as Sole Lead Arranger and Bookrunner

99.1	Press Release dated March 25, 2014